Exhibit 10.104

FIRST AMENDMENT TO OFFICE LEASE

This First Amendment to Office Lease (this “First Amendment”) is made and entered into effective as of October 1, 2009 (the “Effective Date”), by and between GK TRIANGLE CORPORATE PARK III, LLC, a Delaware limited liability company (“Landlord”), and HEALTH NET HEALTH PLAN OF OREGON, INC., an Oregon corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to that certain Office Lease dated March 18, 2009 (the “Lease”), pursuant to which Tenant is currently leasing certain premises containing a total of 54,579 square feet of Rentable Area (the “Existing Premises”, being 8,190 square feet in the basement, plus 46,389 square feet on the 2nd and 3rd floors of the Building), in the building located at 13221 SW 68th Parkway, Tigard, Oregon (the “Building”); and

WHEREAS, Tenant has exercised the Contraction Option set forth in Addendum Four to the Lease; and

WHEREAS, Landlord and Tenant desire to amend the terms of the Lease to surrender a portion of the Existing Premises, and modify certain terms and provisions of the Lease, all as more particularly provided hereinbelow;

NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Lease and herein, the Lease, effective as of the Effective Date, is hereby modified and amended as set out below:

1.	Definitions. All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this First Amendment.

2.	Release of Contraction Area. Tenant agrees to surrender, effective as of January 31, 2010 (the “Contraction Date”), that certain 10,463 square foot area designated as Suite 310 on Exhibit A-1 to this First Amendment (the “Contraction Area”), subject to the terms set forth below. The foregoing definition of the Contraction Area supersedes the definition set forth in Addendum Four to the Lease.

(a)	As of the Contraction Date, Tenant agrees to surrender the Contraction Area in accordance with the terms Addendum Four to the Lease. Tenant hereby releases, as of the Contraction Date, all of its right, title and interest in, and in respect of, the Contraction Area. Tenant covenants, agrees and represents that Tenant shall have no further right to use, occupy or have possession of the Contraction Area or any portion thereof after the Contraction Date.

(b)	Tenant covenants and agrees that it has full right, power and authority to terminate and surrender the Contraction Area in the manner aforesaid.

(c)	Subject to Paragraph 2(a) above and Paragraphs 2(e) and 2(f) below, WITH RESPECT TO THE CONTRACTION SPACE ONLY, Landlord agrees (i) to forever release and discharge Tenant from all obligations, covenants and agreements of Tenant arising under or in connection with the Lease after the Contraction Date and (ii) not to sue Tenant for obligations, covenants and agreements of Tenant arising under or in connection with the Lease after the Contraction Date.

(d)	Subject to Paragraph 2(e) below, WITH RESPECT TO THE CONTRACTION SPACE ONLY, Tenant agrees (i) to forever release and discharge Landlord from all obligations, covenants and agreements of Landlord arising under or in connection with the Lease after the Contraction Date and (ii) not to sue Landlord for obligations, covenants and agreements of Landlord arising under or in connection with the Lease after the Contraction Date.

(e)	Notwithstanding anything to the contrary herein contained, with respect to the Contraction Area, the parties acknowledge and agree that each shall continue to be fully liable to the other to the extent set forth in the Lease for any claim for personal injury or property damage arising prior to the Contraction Date. Tenant shall also be responsible for any additional rent reimbursable with respect to the Contraction Area that may be due, when the actual Operating Costs for the calendar year 2010 for the Building are determined.

(f)	Notwithstanding anything in the Lease or herein to the contrary, Tenant must complete the demising wall separating the Contraction Area from the Remaining Existing Premises on or before the Contraction Date, as set forth in the Work Letter attached as Exhibit B to the Lease. Tenant hereby acknowledges and agrees to be fully responsible and liable to Landlord and to immediately reimburse Landlord for any and all damages incurred by Landlord due to any holding over by Tenant in the Contraction Area beyond the Contraction Date, or for failure to complete such demising wall in accordance with the provisions of such Work Letter on or before the Contraction Date. Tenant also covenants and agrees with Landlord that Tenant will not holdover in the Contraction Area.

(g)	Landlord and Tenant hereby confirm, stipulate and agree that, subject to the above provisions of this Paragraph 2, effective on and as of the Contraction Date, (i) the Premises shall be deemed to consist solely of those certain 44,279 square feet of Rentable Area (the “Remaining Existing Premises”), being the 22,900 square feet comprising Suite 200 of the Building, the 13,189 square feet comprising Suite 300 of the Building (as shown on Exhibit A-1 to this First Amendment), and the 8,190 square feet in the basement of the Building; (ii) Exhibit A-1 to this First Amendment shall replace page A-1—3 of Exhibit A-1 to the Lease, and (iii) Tenant’s Proportionate Share of Operating Costs shall be 34.7696% (44,279 rsf/ 127,350 rsf) (10.3565% for Suite 300, 17.9820% for Suite 200, and 6.4311% for the portion of the Premises in the basement of the Building).

3.	Basic Annual Rent. From the Effective Date through the Contraction Date, Basic Annual Rent for the Premises (which shall still consist of the entire Existing Premises) shall be as follows:

Period	Space	Monthly Installment	Amount/rsf/annum
10/01/09-11/30/09	Existing Premises	$-0-	$-0-
12/01/09-12/31/09	Suites 200, 300 and 310	$76,162.67	$26.00
	Basement	$10,237.50	$15.00
01/01/10-01/31/10	Suites 200, 300 and 310	$100,509.50	$26.00
	Basement	$10,237.50	$15.00

As of February 1, 2010, Basic Annual Rent for the Premises (which shall then consist solely of the Remaining Existing Premises) shall be as follows:

Period	Space	Monthly Installment	Amount/rsf/annum
02/01/10-06/30/10	Suites 200 and 300	$78,192.83	$26.00
	Basement	$10,237.50	$15.00

07/01/10-06/30/11	Suites 200 and 300	$80,538.62	$26.78
	Basement	$10,544.63	$15.45

07/01/11-06/30/12	Suites 200 and 300	$82,944.55	$27.58
	Basement	$10,860.96	$15.91

07/01/12-06/30/13	Suites 200 and 300	$85,440.71	$28.41
	Basement	$11,186.79	$16.39

07/01/13-06/30/14	Suites 200 and 300	$87,997.01	$29.26
	Basement	$11,522.40	$16.88

07/01/14-06/30/15	Suites 200 and 300	$90,643.54	$30.14
	Basement	$11,868.07	$17.39

07/01/15-06/30/16	Suites 200 and 300	$93,380.29	$31.05
	Basement	$12,224.11	$17.91

The above provisions of this Paragraph 3 are expressly conditioned on Tenant timely surrendering the Contraction Area and constructing the demising wall in accordance with the provisions of Paragraph 2 above.

4.	Landlord’s Construction Allowance. Landlord’s Construction Allowance is hereby stipulated to be Seven Hundred Eight Thousand, Four Hundred Sixty-Four and 00/100 Dollars ($708,464.00).

5.	Additional Rent. Subject to Paragraph 2 above, Tenant shall continue to pay all items of additional rent as set forth in the Lease.

6.	Contraction Option. By virtue of Tenant’s exercise of its Contraction Option, as of the Effective Date, Addendum Four to the Lease is of no further force or effect.

7.	Broker. Tenant warrants that it has had no dealings with any broker or agent other than CB Richard Ellis (“Broker”) in connection with the negotiation or execution of this First Amendment, and Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensations or charges claimed by any broker or agent, other than Broker, with respect to this First Amendment.

8.	Miscellaneous. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this First Amendment and the terms and provisions of the Lease, the terms and provisions of this First Amendment shall supersede and control.

9.	Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this First Amendment, the parties may execute this First Amendment via counterparts and exchange facsimile copies of such executed counterparts via telefax or e-mail, and such telefaxed or e-mailed facsimile counterparts shall serve as originals.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Office Lease on the dates shown below, to be effective, however, as of the Effective Date.

LANDLORD: GK TRIANGLE CORPORATE PARK III, LLC, a Delaware limited liability company

By:	KBS Realty Advisors, LLC, a Delaware limited liability company, as agent

	By:	/s/ Steve Silva
Steve Silva, Senior Vice President

Date: 12/23, 2009

TENANT: HEALTH NET HEALTH PLAN OF OREGON, INC., an Oregon corporation

By:	/s/ Dennis Bell

Name:	Dennis Bell

Title:	Vice President Real Estate Management

Date: 12/3, 2009

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